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                                 [EXHIBIT 23.4]

                                     CONSENT


        We have issued our report dated October 21, 1997 accompanying the financial statements of Beehive Insurance Agency, Inc. contained in the Registration Statement on Form S-4 of Clyde Companies, Inc. and the Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and the Proxy Statement/Prospectus and to the use of our name as it appears in the Registration Statement and the Proxy Statement/Prospectus.


                                            /s/ Daines Associates LLC
                                            ------------------------------
                                                Daines Associates LLC

Salt Lake City, Utah
April 8, 1998